SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 19, 2010

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-34618	13-3180530
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

76 Beaver Street, 14th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2010, Capital Gold Corporation (the “Company”) and Scott Hazlitt, the Company’s Chief Operating Officer, entered into an amendment (the “Amendment”) to the Amended and Restated Engagement Agreement between Mr. Hazlitt and the Company dated January 1, 2009, as amended (the “Original Agreement”). The Amendment amends the Original Agreement to increase Mr. Hazlitt’s annual base salary from $175,000 to $200,000 in connection with his promotion from Vice President of Mine Development to Chief Operating Officer of the Company.

Separately, and also in consideration of his promotion, the Board of Directors of the Company approved a one-time lump sum cash bonus of $25,000 to Mr. Hazlitt.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
10.1	Amendment to Amended and Restated Engagement Agreement between Mr. Hazlitt and the Company, dated July 19, 2010.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

/s/ Christopher Chipman
Name: Christopher Chipman
Title: Chief Financial Officer

Dated: July 19, 2010